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                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Post-Effective
Amendment No. 25 (File No. 33-33980) under the Securities Act of 1933 and Post-Effective Amendment No. 26 (File No. 811-6067) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of
Dimensional Investment Group Inc. and DFA Investment Dimensions Group Inc.
of our reports for the RWB/DFA U.S. High Book to Market Portfolio, RWB/DFA Two-Year Corporate Fixed Income Portfolio and RWB/DFA Two-Year Government Portfolio of the Dimensional Investment Group Inc., (collectively, the "Portfolios"), dated January 5, 1999, on our audits of the financial statements and financial highlights of the Portfolios of the Dimensional Investment Group Inc., as of November 30, 1998 and for the respective periods then ended, which reports are included in the Annual Reports to Shareholders.


We also consent to the reference to our firm under the captions "Other Information" and "Financial Statements" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, PA
March 26, 1999